UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2012

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CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-32663	86-0812139
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2012, Clear Channel Outdoor Holdings, Inc. (“CCOH”) announced the appointment of Suzanne M. Grimes, age 54, as President & Chief Operating Officer—United States and Canada of CCOH, effective January 1, 2013.  Prior to her appointment as President & Chief Operating Officer—United States and Canada of CCOH, Ms. Grimes served as President, U.S. Lifestyle Communities, Canada and India for Reader’s Digest Association from 2007 until June 2011.  Earlier, at Conde Nast, Ms. Grimes was Senior Vice President, Corporate Sales from 2004 until 2007, and served as publisher of Women’s Sports & Fitness, Allure and Glamour magazines between 1997 and 2004.  There are no arrangements or understandings between Ms. Grimes and any other person pursuant to which she was selected as President & Chief Operating Officer—United States and Canada of CCOH and there are no related party transactions between Ms. Grimes and CCOH, except as described below.

On December 7, 2012, Clear Channel Outdoor, Inc., a subsidiary of CCOH (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Ms. Grimes.  The Employment Agreement commences January 1, 2013 (the “Effective Date”) and continues until terminated as described below.  Ms. Grimes will be based in New York City, New York.

Ms. Grimes will receive an annual base salary of $850,000.  She is eligible for annual salary increases commensurate with Company policy and her base salary may not be decreased.  During the term of the Employment Agreement, Ms. Grimes will be eligible to receive an annual bonus based on financial and performance criteria established by the Company.  The target amount of Ms. Grimes’ annual bonus will be equal to her base salary, and Ms. Grimes’ bonus may be paid up to two times her target amount for above-target performance and her bonus shall be paid at a reduced level for threshold performance.  In addition, Ms. Grimes will receive a one-time lump sum signing advance of $200,000, which Ms. Grimes will be obligated to repay to the Company if she resigns without Good Reason (as defined in the Employment Agreement) or is terminated for Cause (as defined in the Employment Agreement) during the first year of employment with the Company.  The Employment Agreement also entitles Ms. Grimes to paid vacation and to participate in employee welfare benefit plans and employee pension benefit plans in which other similarly situated employees may participate.   The Company will pay or reimburse Ms. Grimes for up to $25,000 of legal fees in connection with the negotiation of the Employment Agreement.

During Ms. Grimes’ employment with the Company and for 18 months thereafter, Ms. Grimes is subject to non-competition, non-hire and non-solicitation covenants.  Ms. Grimes also is subject to customary confidentiality, work product and trade secret provisions.

If Ms. Grimes’ employment is terminated due to her death or disability, the Company will pay to her or her estate: (1) her earned but unpaid base salary through the date of termination, unused vacation if due in accordance with Company policy, unreimbursed expenses and any payments required under applicable employee benefit plans (the “Accrued Amounts”) and (2) a pro rata portion of her annual bonus for the year of termination, calculated based upon performance for the calendar year multiplied by the number of days employed during such year compared to 365, if a bonus would have been earned for the calendar year (the “Pro-Rata Bonus”).

If Ms. Grimes’ employment is terminated by the Company for Cause (as defined in the Employment Agreement) or by Ms. Grimes without Good Reason (as defined in the Employment Agreement), the Company will pay to Ms. Grimes the Accrued Amounts.

If the Company terminates Ms. Grimes’ employment without Cause (as defined in the Employment Agreement and not by reason of death or disability) or if Ms. Grimes terminates her employment for Good Reason (as defined in the Employment Agreement), the Company will pay to Ms. Grimes the Accrued Amounts and the Pro-Rata Bonus.  In addition, if Ms. Grimes signs and returns a release of claims, the Company will pay to Ms. Grimes her current base salary for 18 months plus an amount equal to 1.5 times the amount of her then-current target bonus (the “Severance Payments”), with such Severance Payments to be paid in equal monthly installments for a period of 18 months after such termination (the “Severance Pay Period”).  If Ms. Grimes materially violates the non-competition provisions of the Employment Agreement and does not cure the same within 10 business days of receiving notice thereof, in the Company’s discretion, the Severance Payments shall cease.  If Ms. Grimes is re-hired by the Company during the Severance Pay Period, the Severance Payments shall cease; however, if Ms. Grimes’ new base salary is less than her previous base salary, the Company will pay her the difference between her previous and new base salaries for the remainder of the Severance Pay Period.

As provided in the Employment Agreement, the Compensation Committee of the Board of Directors of CCOH has approved an award by CCOH, effective on the Effective Date, of restricted stock units having a value equal to $1,500,000 on the Effective Date.  The restricted stock units will not vest until the fourth anniversary of the Effective Date, at which point they will be 100% vested.  If Ms. Grimes’ employment terminates without Good Reason (as defined in the Employment Agreement) or is terminated for Cause (as defined in the Employment Agreement) prior to such vesting date, Ms. Grimes will forfeit any and all rights to such restricted stock units.  However, if the Company terminates Ms. Grimes’ employment without Cause (as defined in the Employment Agreement) or if she resigns for Good Reason (as defined in the Employment Agreement) prior to becoming 100% vested in the award, she will be treated as having become vested with respect to 25% of the award for each full year that has elapsed between the Effective Date and the date of termination of employment.

During the term of the Employment Agreement, Ms. Grimes’ also will be awarded, at the time annual option grants generally are made to other key executives, CCOH stock options with a value of not less than $600,000.  Each stock option award will vest with respect to not less than 25% of the award on each of the four anniversaries of each award so that each stock option award shall be fully vested on the fourth anniversary of its grant date, subject to continued employment through the relevant dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: December 7, 2012	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary